Exhibit 99.1

Anworth Reports Third Quarter 2018 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 2, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the third quarter ended September 30, 2018.

Earnings

The following table summarizes the Company’s core earnings, GAAP net income to common stockholders, and comprehensive income (loss) for the three months ended September 30, 2018:

	Three Months Ended
	September 30, 2018
	(unaudited)
	Earnings	Per Weighted Share
	(in thousands)
Core earnings	$11,639	$0.12
GAAP net income to common stockholders	$15,068	$0.15
Comprehensive income (loss)	$(4,271)	$(0.04)

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income (loss) is shown on the consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income (loss) consists of the net income to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At September 30, 2018 and June 30, 2018, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	September 30, 2018		June 30, 2018
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(unaudited)		(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,676,433	28.2%	$1,840,218	30.8%
Fixed-rate Agency MBS	2,148,536	36.2%	1,994,126	33.4%
TBA Agency MBS	756,470	12.7%	762,330	12.7%
Total Agency MBS	$4,581,439	77.1%	$4,596,674	76.9%
Non-Agency MBS	783,902	13.2%	779,995	13.1%
Residential mortgage loans(1)	562,484	9.5%	585,020	9.8%
Residential real estate	13,905	0.2%	13,987	0.2%
Total Portfolio	$5,941,730	100.0%	$5,975,676	100.0%
Total Assets(2)	$6,050,034		$6,079,377
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At September 30, 2018, the allocation of the Company’s agency mortgage-backed securities (“Agency MBS”) was approximately 37% adjustable-rate and hybrid adjustable-rate Agency MBS, 47% fixed-rate Agency MBS, and 16% fixed-rate TBA Agency MBS. At June 30, 2018, the allocation of the Company’s Agency MBS was approximately 39% adjustable-rate and hybrid adjustable-rate Agency MBS, 44% fixed-rate Agency MBS, and 17% fixed-rate TBA Agency MBS, both periods of which are detailed below (dollar amounts in thousands):

	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$4,581,439	$4,596,674
Adjustable-rate Agency MBS coupon reset (less than 1 year)	21%	23%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	5	4
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	1	3
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	1	-
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	6	6
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	-	-
Hybrid adjustable-rate Agency MBS coupon reset (greater than 7 years)	3	3
Total adjustable-rate Agency MBS	37%	39%
15-year fixed-rate TBA Agency MBS	16	17
15-year fixed-rate Agency MBS	23	25
20-year and 30-year fixed-rate Agency MBS	24	19
Total fair value of Agency MBS and TBA Agency MBS	100%	100%

At September 30, 2018 and June 30, 2018, the summary statistics of the Company’s Agency MBS portfolio were as follows:

	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	3.88%	3.71%
Hybrid adjustable-rate Agency MBS	2.47	2.46
15-year fixed-rate Agency MBS	2.91	2.91
15-year fixed-rate TBA Agency MBS	3.57	3.67
20-year and 30-year fixed-rate Agency MBS	3.90	3.81
Total Agency MBS:	3.39%	3.26%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.73%	102.80%
Hybrid adjustable-rate Agency MBS	102.59	102.65
15-year fixed-rate Agency MBS	102.24	102.27
15-year fixed-rate TBA Agency MBS	100.86	101.39
20-year and 30-year fixed-rate Agency MBS	103.37	103.56
Total Agency MBS:	102.44%	102.55%
Average asset yield (weighted average coupon divided by average amortized cost)	3.31%	3.18%
Unamortized premium	$104.0 million	$104.9 million
Unamortized premium as a percentage of par value	2.44%	2.55%
Premium amortization expense on Agency MBS for the respective quarter	$7.5 million	$6.3 million

At September 30, 2018, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

September 30, 2018
(unaudited)
Constant prepayment rate (CPR) of Agency MBS	16%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	23%
Weighted average term to next interest rate reset on Agency MBS	25 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and are collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following tables summarize the Company’s Non-Agency MBS at September 30, 2018 and June 30, 2018 (dollar amounts in thousands):

	September 30, 2018
	(unaudited)
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
Prime	$37,939	$36,332	$45,662	79.57%	5.15%	6.27%
Alt-A	535,671	516,129	693,717	74.40%	5.68%	5.44%
Subprime	19,645	18,751	20,581	91.11%	4.30%	5.76%
Non-performing	116,651	116,737	116,995	99.78%	5.17%	5.38%
Agency Risk Transfer - RPL	57,439	56,196	62,050	90.57%	4.28%	5.61%
Agency Risk Transfer - New originations	16,557	16,410	17,832	92.03%	3.90%	5.64%
Total Non-Agency MBS	$783,902	$760,555	$956,837	79.49%	5.44%	5.49%

	June 30, 2018
	(unaudited)
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
Prime	$39,026	$37,697	$47,076	80.08%	5.07%	5.88%
Alt-A	544,950	520,465	696,716	74.70%	5.64%	5.32%
Subprime	19,972	18,924	20,821	90.89%	4.25%	5.74%
Non-performing	130,063	130,040	130,199	99.88%	5.20%	5.44%
Agency Risk Transfer	45,956	43,489	49,050	88.66%	4.16%	5.85%
Paydowns receivable	28	-	-	-	-	-
Total Non-Agency MBS	$779,995	$750,615	$943,862	79.53%	5.45%	5.41%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at September 30, 2018 and June 30, 2018 (in thousands):

	September 30, 2018	June 30, 2018
	(unaudited)
Residential mortgage loans held-for-investment	$562,484	$585,020
Asset-backed securities issued by securitization trusts	553,118	575,653
Retained interest in loans held in securitization trust	$9,366	$9,367

Residential Real Estate

At September 30, 2018 and June 30, 2018, Anworth Properties Inc. owned 87 and 88, respectively, single-family residential rental properties located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $13.9 million and $14.0 million, respectively. During the three months ended September 30, 2018, we sold one of our residential properties for a gain of approximately $30 thousand.

MBS Portfolio Financing

	September 30, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,465,000	$548,820	$4,013,820
Average interest rate	2.22%	3.38%	2.38%
Average maturity	33 days	16 days	31 days
Average interest rate after adjusting for interest rate swaps			2.14%
Average maturity after adjusting for interest rate swaps			1,167 days

	June 30, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,475,000	$543,480	$4,018,480
Average interest rate	2.07%	3.35%	2.24%
Average maturity	39 days	14 days	35 days
Average interest rate after adjusting for interest rate swaps			1.97%
Average maturity after adjusting for interest rate swaps			1,122 days

Portfolio Leverage

At September 30, 2018, the Company’s leverage multiple was 6.09x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.24x at September 30, 2018. At June 30, 2018, the Company’s leverage multiple was 5.92x and the effective leverage was 7.04x.

Interest Rate Swaps

At September 30, 2018 and June 30, 2018, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms (dollar amounts in thousands):

	September 30, 2018				June 30, 2018
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(unaudited)
Less than 12 months	$625,000	1.57%	7	0.6	$250,000	1.55%	5	0.4
1 year to 2 years	591,000	4.65	18	1.5	766,000	1.62	16	1.4
2 years to 3 years	550,000	1.83	30	2.5	550,000	1.78	28	2.4
3 years to 4 years	150,000	1.95	42	3.5	300,000	1.87	39	3.3
4 years to 5 years	325,000	2.11	56	4.7	170,000	1.83	52	4.3
5 years to 7 years	450,000	2.43	75	6.3	485,000	2.32	73	6.1
7 years to 10 years	640,000	2.76	104	8.7	625,000	2.63	105	8.8
	$3,331,000	2.04%	47	3.9	$3,146,000	1.99%	48	4.0

Effective Net Interest Rate Spread

	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)
Average asset yield, including TBA dollar roll income	3.48%	3.31%
Effective cost of funds	2.34	2.19
Effective net interest rate spread	1.14%	1.12%

Certain components of the effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On September 14, 2018, the Company declared a quarterly common stock dividend of $0.14 per share for the third quarter ended September 30, 2018. Based upon the closing price of $4.63 on September 28, 2018, the annualized dividend yield on the Company’s common stock at September 30, 2018 was 12.1%.

Book Value per Common Share

At September 30, 2018, the Company’s book value was $5.12 per share of common stock, which was a decrease of $0.21 from the book value of $5.33 for the prior quarter.

The $0.14 quarterly dividend, less the decrease in book value of $0.21, resulted in a negative return on book value per common share of (1.3)% for the three months ended September 30, 2018.

Subsequent Events

Effective October 1, 2018, the conversion rate of our Series B Preferred Stock increased from 5.1021 shares of our common stock to 5.1740 shares of our common stock, based upon the common stock dividend of $0.14 that was declared on September 14, 2018.

On October 29, 2018, we acquired an aggregate of approximately $13 million of Non-QM residential mortgage loans that are scheduled to close on November 30, 2018.

Conference Call

The Company will host a conference call on Monday, November 5, 2018 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its third quarter 2018 financial results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on November 5, 2018. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10125962. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the DRP Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Agency MBS at fair value (including $3,662,490 and $4,073,852 pledged to counterparties at September 30, 2018 and December 31, 2017, respectively)	$3,824,969	$4,278,797
Non-Agency MBS at fair value (including $695,540 and $661,445 pledged to counterparties at September 30, 2018 and December 31, 2017, respectively)	783,902	760,825
Residential mortgage loans held-for-investment(1)	562,484	639,351
Residential real estate	13,905	14,143
Cash and cash equivalents	6,896	12,273
Restricted cash	—	11,157
Interest and dividends receivable	17,530	18,091
Derivative instruments at fair value	81,030	27,793
Prepaid expenses and other	2,848	3,111
Total Assets	$5,293,564	$5,765,541
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$16,267	$15,835
Repurchase agreements	4,013,820	4,365,695
Asset-backed securities issued by securitization trusts(1)	553,118	629,984
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	1,558	1,335
Dividends payable on preferred stock	2,292	2,272
Dividends payable on common stock	13,773	14,721
Derivative counterparty margin	28,865	—
Accrued expenses and other	5,118	897
Total Liabilities	$4,672,191	$5,068,119
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	$19,455	$19,455
Stockholders’ Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $49,725, respectively); 2,010 and 1,989 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively)	48,944	48,420
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,381 shares issued and outstanding at September 30, 2018 and 98,137 shares issued and outstanding at December 31, 2017, respectively)	984	981
Additional paid-in capital	981,499	980,243
Accumulated other comprehensive income consisting of unrealized gains and losses	(41,096)	17,021
Accumulated deficit	(434,950)	(415,235)
Total Stockholders’ Equity	$601,918	$677,967
Total Liabilities and Stockholders’ Equity	$5,293,564	$5,765,541
____________________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At September 30, 2018 and December 31, 2017, total assets of the consolidated VIEs were $564 million and $641 million, respectively (including accrued interest receivable of $1.9 million and $2.1 million, respectively) (which is recorded above in the line item entitled “Interest and dividends receivable”), and total liabilities were $555 million and $632 million, respectively (including accrued interest payable of $1.8 million and $2.0 million, respectively) (which is recorded above in the line item entitled “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest and other income:
Interest-Agency MBS	$23,578	$19,892	$72,449	$52,765
Interest-Non-Agency MBS	10,377	9,352	30,287	28,659
Interest-residential mortgage loans	5,750	6,795	17,944	21,205
Other interest income	20	25	92	83
	39,725	36,064	120,772	102,712
Interest expense:
Interest expense on repurchase agreements	24,027	15,242	65,149	37,073
Interest expense on asset-backed securities	5,581	6,626	17,449	20,593
Interest expense on junior subordinated notes	519	417	1,470	1,203
	30,127	22,285	84,068	58,869
Net interest income	9,598	13,779	36,704	43,843
Operating expenses:
Management fee to related party	(1,636)	(1,936)	(5,039)	(5,634)
Rental properties depreciation and expenses	(366)	(340)	(1,158)	(1,013)
General and administrative expenses	(1,197)	(1,098)	(3,631)	(3,221)
Total operating expenses	(3,199)	(3,374)	(9,828)	(9,868)
Other income:
Income-rental properties	436	397	1,333	1,297
Realized net gain (loss) on sales of available-for-sale MBS	799	(2,276)	(11,188)	(2,168)
Realized loss on sales of Agency MBS held as trading investments	(231)	-	(7,558)	-
Impairment charge on Non-Agency MBS	(141)	(762)	(1,898)	(2,399)
Unrealized (loss) gain on Agency MBS held as trading investments	(3,017)	5,849	(14,584)	10,071
Gain on sales of residential mortgage loans held-for-investment	-	-	-	378
Gain on sale of residential properties	30	-	30	-
Gain (loss) on derivatives, net	13,090	(945)	36,433	(2,989)
Recovery on Non-Agency MBS	-	1	1	2
Total other income	10,966	2,264	2,569	4,192
Net income	$17,365	$12,669	$29,445	$38,167
Dividends on preferred stock	(2,297)	(2,115)	(6,892)	(5,895)
Net income to common stockholders	$15,068	$10,554	$22,553	$32,272
Basic earnings per common share	$0.15	$0.11	$0.23	$0.34
Diluted earnings per common share	$0.15	$0.11	$0.23	$0.33
Basic weighted average number of shares outstanding	98,353	97,547	98,270	96,323
Diluted weighted average number of shares outstanding	102,331	100,702	102,199	99,998

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$17,365	$12,669	$29,445	$38,167
Available-for-sale Agency MBS, fair value adjustment	(16,091)	(6,352)	(65,419)	(8,763)
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net income	(583)	2,341	11,362	2,233
Available-for-sale Non-Agency MBS, fair value adjustment	(5,788)	7,114	(6,679)	25,447
Reclassification adjustment for gain on sales of Non-Agency MBS included in net income	(217)	(65)	(175)	(65)
Amortization of unrealized gains on interest rate swaps remaining in other comprehensive income	1,043	395	3,006	1,385
Reclassification adjustment for interest (income) expense on interest rate swaps included in net income	-	183	(212)	371
Other comprehensive (loss) income	(21,636)	3,616	(58,117)	20,608
Comprehensive (loss) income	$(4,271)	$16,285	$(28,672)	$58,775

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income, and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the three months ended September 30, 2018 to “core earnings” for the same period. Core earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the three months ended September 30, 2018 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income and paydown expense on Agency MBS, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current core earnings, as this charge represents future loss expectations;
  the adjustment for depreciation expense on residential rental properties is a non-cash item and is added back by other companies to derive core earnings or funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the three months ended September 30, 2018. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	September 30, 2018
	Amount	Per Share
	(in thousands)
	(unaudited)
Net income to common stockholders	$15,068	$0.15
Adjustments to derive core earnings:
Gain on sales of MBS	(568)	-
Unrealized loss on Agency MBS held as trading investments	3,017	0.03
Impairment charge on Non-Agency MBS(1)	141	-
Gain on interest rate swaps, net	(15,910)	(0.16)
Loss on derivatives-TBA Agency MBS, net	2,820	0.03
Net settlement on interest rate swaps after de-designation(2)	3,055	0.03
Dollar roll income on TBA Agency MBS(3)	2,436	0.02
Premium amortization on Agency MBS	7,489	0.08
Paydown expense(4)	(5,998)	(0.06)
Gain on sale of residential rental properties	(30)	-
Depreciation expense on residential rental properties(5)	119	-
Core earnings	$11,639	$0.12
Basic weighted average number of shares outstanding	98,353
____________________
(1)	Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously existing loss expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2)	Net settlements on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Gain on interest rate swaps, net.”
(3)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain on derivatives, net” that is shown on the Company’s statements of operations.
(4)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.
(5)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	September 30, 2018
	(unaudited)
	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$39,725	3.14%
Income-rental properties	436	0.03%
Dollar roll income on TBA Agency MBS(1)	2,436	0.19%
Premium amortization on Agency MBS	7,489	0.59%
Paydown expense on Agency MBS(2)	(5,998)	-0.47%
Total interest and other income and average asset yield, including TBA dollar roll income	$44,088	3.48%
Effective Cost of Funds:
Total interest expense	$30,127	2.60%
Periodic net settlement on interest rate Swaps after de-designation(3)	(3,055)	-0.26%
Effective total interest expense and effective cost of funds	$27,072	2.34%
Effective net interest rate spread		1.14%
Average earning assets	$5,062,438
Average borrowings	$4,641,228
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(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.
(3)	Net settlements on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Gain on interest rate swaps, net.”

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com